                                                                     EXHIBIT 4.7



                       ESCROW AND DISBURSEMENT AGREEMENT



                  This escrow and disbursement agreement (this "Agreement"), dated as of July 23, 1997, among The Bank of New York, as escrow agent (the "Escrow Agent"), The Chase Manhattan Bank, as Trustee (the "Trustee") under the Indenture (as defined herein), and American Communications Services, Inc., a Delaware corporation (the "Company").

                                    RECITALS

                  A. Pursuant to the Indenture, dated as of July 23, 1997 (the "Indenture"), between the Company and the Trustee, the Company is issuing $220,000,000 aggregate principal amount of its 13-3/4% Senior Notes due 2007, including any notes issued in exchange therefor in connection with one or more registration statements (the "Notes").

                  B. As security for certain of its obligations under the Notes and the Indenture, the Company hereby grants to the Trustee, for the benefit of the holders of the Notes, a security interest, subject to and pending disbursement pursuant to this Agreement, in the Escrow Account (as defined herein).

                  C. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account and released from the security interest and lien described above.

                                    AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

         1. Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

            "Affiliate" means, as to any Person (as defined in the Indenture), any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary (as defined in the Indenture) shall be deemed to be an Affiliate of the Company and of each other Subsidiary (as defined in the Indenture) of the Company; provided, further, neither the Company nor any of its Restricted Subsidiaries (as defined in the Indenture) shall be deemed to be Affiliates of each other. For purposes this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person, whether through the ownership of Voting Stock (as defined in the Indenture), by agreement or otherwise; provided that beneficial ownership of 10 percent or more of the Voting Stock of a Person shall be deemed to be control.

                  "Applied" means that disbursed funds have been applied (i) to the payment of interest on the Notes, (ii) to the payment of principal of and premium, if any, on the Notes, upon a repurchase or redemption thereof in accordance with Section 4.07 of the Indenture; (iii) to the release to the Company of interest payments on Retired Notes; (iv) to the release to the Company following payment of the fifth interest payment in accordance with
Section 3(d) hereof; or (v) to any combination of the foregoing.

                  "Available Funds" means (A) the sum of (i) the Initial Escrow Amount and (ii) interest earned or dividends paid on the funds in the Escrow Account (including holdings of Marketable Securities), less (B) the aggregate disbursements previously made pursuant to this Agreement.

                  "Business Day" shall have the meaning given such term in the Indenture.

                  "Collateral" shall have the meaning given in Section 6(a) hereof.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") at the time as of which any investment or rollover therein is made.

                  "Escrow Account" shall mean an escrow account established pursuant to Section 2 hereof.

                  "Escrow Account Statement" shall have the meaning given in section 2(f) hereof.

                  "Initial Escrow Amount" shall mean $70,000,000 of the proceeds from the offering of the Notes.

                  "Interest Payment Date" means January 15 and July 15 of each year, commencing on January 15, 1998, or if any such day is not a Business Day, the next succeeding Business Day.

                  "Issue Date" means July 23, 1997.

                  "Marketable Securities" means

                  (i) U.S. Government Securities maturing not more than two years after the date of acquisition;

                  (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by or time deposit of an Eligible Institution;

                  (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P's or "P-1" (or higher) according to Moody's;

                  (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

                  (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

                  "Payment Notice and Disbursement Request" means a notice sent by the Trustee to the Escrow Agent notifying the Escrow Agent of an upcoming Interest Payment Date or other payment date in respect of the Notes and requesting a disbursement, in substantially the form of Exhibit A hereto. Each Payment Notice and Disbursement Request shall be signed by an officer of the Trustee designated in a certificate of the Trustee setting forth specimen signatures of authorized officers delivered to the Escrow Agent.

                  "Retired Notes" means Notes that have been permanently retired by the Company and with respect to which no funds have been distributed (other than to the Company) from the Escrow Account in respect of future interest payments.

         2.       Escrow Account; Escrow Agent.

                  (a) Appointment of Escrow Agent; Establishment of Escrow Account. The Company and the Trustee hereby appoint the Es-crow Agent, and the Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

                  Concurrently with the execution and delivery hereof, the Escrow Agent shall establish the Escrow Account at its office located at 101 Barclay Street, New York, NY 10286. Subject to Section 3, Section 5 and the other terms and conditions of this Agreement, all funds accepted by the Escrow Agent pursuant to this Agreement shall be held in the Escrow Account for the ratable benefit of the holders of the Notes. All such funds shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account shall be under the sole dominion and control of the Escrow Agent for the ratable benefit of the holders of the Notes. Concurrently with the execution and delivery hereof, the Company shall deliver the Initial Escrow Amount to the Escrow Agent for deposit into the Escrow Account against the Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount.

                  (b) Escrow Agent Compensation. The Company shall pay to the Escrow Agent such compensation for services to be performed by it under this Agreement as the Company and the Escrow Agent may agree in writing from time to time. The Escrow Agent shall be entitled to disburse from the Escrow Account all such amounts due to the Escrow Agent as agreed upon by the Company and the Escrow Agent (including the reasonable expenses described in the next succeeding paragraph).

                  The Company shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including reasonable compensation, expenses and disbursements of its counsel (such compensation, expenses and disbursements of counsel not to exceed $5,000 in the aggregate), except any such expense, disbursement, or advance as may arise from its gross negligence or willful misconduct.

                  (c) Investment of Funds in Escrow Account. Funds deposited in the Escrow Account shall be invested and reinvested upon the following terms and conditions:

                      (i) Acceptable Investments. All funds deposited in the
               Escrow Account shall be initially invested by the Escrow Agent in cash items (including, without limitation, interest bearing deposit accounts) and Marketable Securities in accordance with the Company's written instructions to the Escrow Agent. Thereafter, the Escrow Agent shall invest all funds (including proceeds of any such in-vestments at maturity and interest earned and dividends paid on any such investments) in the Escrow Account in cash items or Marketable Securities designated by the Company in writing from time to time. All Marketable Securities shall be assigned to and held in the possession of, or, in the case of Marketable Securities maintained in book entry form with the Federal Reserve Bank, transferred to a book entry account in the name of, the Escrow Agent, for the ratable benefit of the holders of the Notes (subject to Section 3 and Section 5), with such guarantees as are customary, except that Marketable Securities maintained in book entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of the Escrow Agent at the Federal Reserve Bank that includes only Marketable Securities held by the Escrow Agent for its customers and segregated by separate recordation in the books and records of the Escrow Agent, subject to the provisions of Section 5 hereof.

                      (ii) Security Interest in Investments. No investment of
               funds in the Escrow Account shall be made unless the Company has certified to the Escrow Agent and the Trustee that, upon such investment, the Trustee, for the ratable benefit of the holders of the Notes, will have a first priority perfected security interest in the applicable investment. A certificate as to a class of investments need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments. On the date hereof, and on each anniversary of the Issue Date thereafter until the date upon which the balance of the Available Funds shall have been reduced to zero, each of the Trustee and the Escrow Agent shall receive an Opinion of Counsel (as such term is defined in the Indenture) to the Company, dated the date hereof or thereof, as the case may be, to the effect that the Escrow Agreement creates a valid, perfected first priority security interest in favor of the Trustee, for the ratable benefit of the holders of the Notes, in the Escrow Account and the Collateral (as defined below).

                      (iii) Interest and Dividends. All interest earned and
               dividends paid on funds invested in Marketable Securities shall be deposited in the Escrow Account as additional Collateral for the benefit of the holders of the Notes (subject to Section 3 and Section 5) and shall be reinvested in accordance with the terms hereof at the Company's written instruction.

                      (iv) Limitation on Escrow Agent's Responsibilities. The
               Escrow Agent's sole responsibilities under this Section

               2 shall be (A) to retain possession of certificated Marketable Securities (except, however, that the Escrow Agent may surrender possession to the issuer of any such Marketable Security for the purposes of effecting assignment, crediting interest, or reinvesting such security or reducing such security to cash) and to be the registered or designated owner of Marketable Securities which are not certificated, (B) to follow the Company's written instructions given in accordance with Section 2(d)(i) hereof, (C) to invest and reinvest funds pursuant to this Section 2(d) and
               (D) to use its best efforts to reduce to cash such Marketable Securities as may be required to fund any disbursement in accordance with Section 3 hereof. In connection with clause (A) above, the Escrow Agent will maintain continuous possession in the State of New York of certificated Marketable Securities and cash included in the Collateral and will cause uncertificated Marketable Securities to be registered in the book-entry system of, and transferred to an account of the Escrow Agent at, the Federal Reserve Bank of New York.

                  (d) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 days' prior written notice to the Company and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and Marketable Securities maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or Marketable Securities or this Agreement to a successor escrow agent appointed by the Company and (ii) the Company, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Notes and the Trustee than this Agreement; and the Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Company, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent and no such resignation shall take effect until such appointment of a successor escrow agent is made and the terms of the second sentence of this Section 2(d) have been complied with.

                  (e) Escrow Account Statement. Each month, the Escrow Agent shall deliver to the Company and the Trustee a statement of the Escrow Agent in a form satisfactory to the Company and the Trustee setting forth with reasonable particularity the balance of funds then in the Escrow Account and the manner in which such funds have been and are invested (the "Escrow Account State-ment"). The parties hereto irrevocably instruct the Escrow Agent that on the first date upon which the balance in the Escrow Account (including the holdings of all Marketable Securities) is reduced to zero, the Escrow Agent shall deliver to the Company and to the Trustee a written notice that the balance in the Escrow Account has been reduced to zero.

         3.       Disbursements.

                  (a) Payment Notice and Disbursement Request; Disbursements. The Trustee shall, five Business Days prior to an Interest Payment Date with respect to the five regularly scheduled interest payments due on the Notes from January 15, 1998 through January 15, 2000 or to a date of redemption or repurchase (if prior to the payment of the fifth interest payment on the Notes) pursuant to Section 4.07 of the Indenture in respect of the Notes, submit to the Escrow Agent a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto.

                  The Escrow Agent's disbursement pursuant to any Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3(b) hereof. Provided such Payment Notice and Disbursement Request is not rejected by it for failure to comply with Section 3(b), the Escrow Agent, within two (2) Business Days following receipt of such Payment Notice and Disbursement Request, shall disburse the funds requested in such Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of the Trustee for the benefit of the holders of the Notes. The Escrow Agent shall notify the Trustee as soon as reasonably possible (but not later than two (2) Business Days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected for failure to comply with Section 3(b) and the reasons therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3(b)(A) below, the Trustee shall thereupon resubmit the Payment Notice and Disbursement Request with appropriate changes.

                  (b) Conditions Precedent to Disbursement. The Escrow Agent's payment of any disbursement shall be made only if: (A) the Trustee shall have submitted, in accordance with the provisions of Section 3(a) herein, a completed Payment Notice and Disbursement Request to the Escrow Agent substantially in the form of Exhibit A hereto with blanks appropriately filled in and (B) the Escrow Agent shall not have received any notice from the Trustee that as a result of an Event of Default (as defined in the Indenture) the indebtedness represented by the Notes has been accelerated and has become due and payable (in which event the Escrow Agent shall apply all Available Funds as required by Section 6(b)(iii) hereof).

                  (c) Retired Notes. In the event a portion of the Notes has been retired by the Company (and with respect to which no funds previously have been disbursed from the Escrow Account in respect of future interest payments), funds representing the interest payments on the retired Notes shall, upon the submission to the Escrow Agent of a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto, be paid to the Company.

                  (d) Final Interest Payment. In the event there are any Available Funds following the disbursement to be made in connection with the interest payment on the Notes due January 15, 2000, such Available Funds (including Marketable Securities) shall be paid to the Company immediately upon the submission to the Escrow Agent of a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto. Furthermore, upon payment in full of the five regularly scheduled interest payments due on the Notes from January 15, 1998 through January 15, 2000, the security interest in the Collateral evidenced by this Escrow Agreement shall terminate and be of no further force and effect. In addition, upon release of any Collateral from the Escrow Account in accordance with the terms of this Escrow Agreement, the security interest evidenced by this Escrow Agreement in the Collateral so released shall terminate and be of no further force and effect.

         4.       Escrow Agent.

                  Limitation of the Escrow Agent's Liability; Responsibilities of the Escrow Agent. The Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Company; (ii) the Escrow Agent shall have no responsibility to the Company or the holders of the Notes or the Trustee from time to time as a consequence of the performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent and except with respect to claims based upon such gross negligence or wilfull misconduct that are successfully asserted against the Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Escrow Agent is not obligated to supervise, inspect, or inform the Company or any third party of any matter referred to above.

                  No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific term hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Marketable Securities held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

                  The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comportinq with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  At any time, the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Escrow Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least two Business Days after the Company receives the Escrow Agent's request for instructions and its proposed course of action, which instructions shall have been delivered to the Company at least two Business Days prior to such action and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Company, which instructions shall have been delivered to the Company at least two Business Days prior to such action.

                  The Escrow Agent may act pursuant to the written advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to this Section 4) shall not be liable for any action taken or omitted in accordance with such advice.

                  The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                  In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such property or funds, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Escrow Agent, in which event the Escrow Agent shall act in accordance with such determination or agreement.

                  No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                  The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement. If the Escrow Agent does elect to act it will do so only to the extent that it is indemnified to its satisfaction against the cost and expense of such defense or initiation.

         5. Indemnity. The Company shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, reasonable legal fees, and claims for damages, arising from the Escrow Agent's performance under this Agreement, except to the extent that such liability, cost, legal fee, obligation, action, expense or claim is directly attributable to the gross negligence or willful misconduct of any of the foregoing persons. In connection with any claim, action, obligation, liability or expense for which indemnification is sought by the Escrow Agent hereunder, the Escrow Agent shall be entitled to recover its costs from funds available in the Escrow Account as provided in Section 2(c), provided, however, that the Company agrees to pay such costs if and to the extent funds in the Escrow Account are insufficient. The provisions of this Section shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

         6.       Grant of Security Interest; Instructions to Escrow Agent.

                  (a) The Company hereby irrevocably grants, for the term of this Agreement, a first priority security interest in, pledges, assigns and sets over to the Trustee all of the Company's right, title and interest in the Escrow Account, all funds held therein and all Marketable Securities held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2 hereof, as well as all rights of the Company under this Agreement (collectively, the "Collateral"), in order to secure certain obligations and indebtedness of the Company under the Notes owed by the Company under the Indenture for the ratable benefit of the holders of the Notes or to the Trustee. The Company shall take all actions necessary on its part to insure the continuance of a first priority security interest, for the term of this Agreement, in the Collateral in favor of the Trustee for the ratable benefit of the holders of the Notes in order to secure such obligations and indebtedness. Each of the Trustee and the Escrow Agent shall have received an Opinion from Counsel to the Company, on the date hereof, and annually, for the term of this Agreement, on the anniversary of the Issue Date to the effect that the Escrow Agreement creates a valid, perfected first priority security interest in favor of the Trustee for the ratable benefit of the holders of the Notes in the Escrow Account and the Collateral.

                  (b) The Company and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent will, (i) (A) maintain sole dominion and control over funds in the Escrow Account for the benefit of the Trustee to the extent specifically required herein, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certified Marketable Securities purchased hereunder that are physically possessed by the Escrow Agent in order for the Trustee for the ratable benefit of the holders of the Notes to enjoy a continuous perfected first priority security interest therein under the laws of the State of New York (the Company hereby agreeing that in the event any certificated Marketable Securities are in the possession of the Company or a third party, the Company shall use its commercially reasonable efforts to deliver all such certificates to the Escrow Agent for the benefit of the Trustee), (C) take all commercially reasonable steps to cause the Trustee to enjoy a continuous perfected first priority security interest under the New York Uniform Commercial Code and any applicable law of the State of New York in all Marketable Securities purchased hereunder that are not certificated and (D) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against the Escrow Agent of any nature now or hereafter existing in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if the Escrow Agent receives written notice that any person other than the Trustee has a lien or security interest upon any portion of the Collateral (other than any claim which Escrow Agent may have against the Escrow Account for unpaid fees and expenses) and (iii) in addition to disbursing amounts held in escrow pursuant to any Payment Notice and Disbursement Requests given to it by the Trustee pursuant to Section 3, upon receipt of written notice from the Trustee of the acceleration of the maturity of the Notes or the failure by the Company to pay principal on the Notes upon such acceleration, and direction from the Trustee to disburse all Available Funds to the Trustee, as promptly as practicable, after following the procedures set forth in the fourth paragraph of Section 4, disburse all funds held in the Escrow Account to the Trustee and transfer title to all Marketable Securities held by the Escrow Agent hereunder to the Trustee. The lien and security interest provided for by this
Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any funds disbursed by the Escrow Agent to the Company pursuant to this Agreement. The Escrow Agent shall act solely as the Trustee's agent in connection with the duties under this Section 6, notwithstanding any other provision contained in this Agreement, without any right to receive compensation from the Trustee and without any authority to obligate the Trustee or to compromise or pledge its security interest hereunder.

                  (c) Any money and Marketable Securities collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in the Indenture.

                  (d) The Company will execute and deliver to the Trustee such instruments and documents as may be required or as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Company will take all necessary action to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

                  (e) The Company hereby appoints the Trustee as its attorney-in-fact effective upon and during the continuance of an Event of Default under the Indenture with full power of substitu-tion to do any act which the Company is obligated hereto to do, and the Trustee may exercise such rights as the Company might exercise with respect to the Collateral and to take any action in the Company's name to protect the Trustee's security interest hereunder. Prior to the occurrence of an Event of Default known to the Trustee, the Trustee shall have no duty or obligation to verify or maintain the perfection of any security interest created hereby.

         7. Termination. This Agreement shall terminate automatically following disbursement of all funds remaining in the Escrow Account (including Marketable Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof and not in violation of the Indenture); provided, however, that the obligations of the Company under Section 5 (and any existing claims thereunder) shall survive termination of this Agreement or the resignation of the Escrow Agent.

         8. Miscellaneous.

            (a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

            (b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

            (c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

            (d) Benefit. The parties hereto and their successors and permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the holders of the Notes and their permitted assigns shall be entitled to the benefits hereof and to enforce this Agreement.

            (e) Time. Time is of the essence of each provision of this Agreement.

            (f) Entire Agreement; Amendments. This Agreement, the Indenture and the terms of the Notes thereunder contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by a duly authorized representative of each party hereto.

            (g) Notices. All notices and other communications required or permitted to be given or made under this Agreement sha1l be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; (b) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows; (c) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator; or (d) one Business Day following the day timely delivered to a next-day air courier:

                  To Escrow Agent:


                  The Bank of New York
                  101 Barclay St.
                  12 East
                  New York, NY  10286
                  Attn:  Matt Louis
                         Insurance Trust and Escrow Unit
                  Telecopy:  (212) 815-7181
                  Telephone: (212) 815-7172

                  To Trustee:

                  The Chase Manhattan Bank
                  450 West 33rd Street
                  15th Floor
                  New York, NY  10001-2697
                  Attn:  Corporate Trust Administration Department
                  Telecopy:   (212) 946-3348
                  Telephone:  (212) 946-8159

                  To the Company:

                  American Communications Services, Inc.
                  131 National Business Parkway, Suite 100
                  Annapolis Junction, MD 20701
                  Attn:  David Piazza
                  Telecopy:    (301)617-4277
                  Telephone:   (301)617-4200

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

                  (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (i) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  (j) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York, or by a United States Court sitting in New York City. The Company hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return-receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed. All actions and proceedings brought by the Company, or the Trustee against the Escrow Agent relating to or arising from, directly or indirectly, this Agreement shall be litigated only in Federal or New York State courts within the State of New York.

                  (k) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

                  (l) Each of the Escrow Agent and the Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

                                      -S1-

                  IN WITNESS WHEREOF, the parties have executed and delivered this Escrow and Disbursement Agreement as of the day first above written.


ESCROW AGENT:                           THE BANK OF NEW YORK


                                        By:   ______________________________
                                              Name:
                                              Title:


TRUSTEE:                                THE CHASE MANHATTAN BANK, as Trustee



                                        By:   ______________________________
                                              Name:
                                              Title:


COMPANY:                                AMERICAN COMMUNICATIONS SERVICES, INC.



                                        By:   ______________________________
                                              Name:
                                              Title:

                 EXHIBIT A TO ESCROW AND DISBURSEMENT AGREEMENT


                 Form of Payment Notice and Disbursement Request

                           (Letterhead of the Trustee)

                                     [Date]


Attn:    The Bank of New York
         101 Barclay St.
         12 East
         New York, NY 10286
         Matt Louis
         Insurance Trust and Escrow Unit

         Re:      Disbursement Request No. ________________________
                  (indicate whether revised)

Ladies and Gentlemen:

                  We refer to the Escrow and Disbursement Agreement, dated as of July 23, 1997 (the "Escrow Agreement") among you (the "Escrow Agent"), the undersigned as Trustee, and American Communications Services, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

                  This letter constitutes a Payment Notice and Disbursement Request under the Escrow Agreement.

                  [choose one of the following, as applicable]

                  [The undersigned hereby notifies you that a scheduled interest payment in the amount of $____________ is due and payable on ___________ , ____ and requests a disbursement of funds contained in the Escrow Account in such amount.]

                  [The undersigned hereby notifies you that a payment of $_______ will be due and payable on ___________ __, ____ (not more than 5 Business Days from the date of this request) in connection with a repurchase or redemption of Notes, plus accrued and unpaid interest, if any, pursuant to the provisions of Section 4.07 of the Indenture and in connection therewith requests a disbursement of funds contained in the Escrow Account in the amount of $_____________ .]

                  [The undersigned hereby notifies you that Notes equaling $____________ in aggregate principal amount have been retired and authorizes you to release $_____________ of funds in the Escrow Account to the Company (to an account designated by the Com-pany in writing), which amount represents the interest payments on such Retired Notes and is not duplicative of any amounts previously disbursed.]

                  [The undersigned hereby authorizes you, pursuant to Section 3(d) of the Escrow Agreement, to release $_____________of funds (representing all Available Funds) in the Escrow Account to the Company (to an account designated by the Company in writing) and to release all Marketable Securities in the Escrow Account to the Company (to an account designated by the Company in writing).]

                  In connection with the requested disbursement, the undersigned hereby notifies you that:

                  1. The Notes have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.

                  2. All prior disbursements from the Escrow Account have been Applied.

                  3. [add wire instructions]

                  The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.

                                       THE CHASE MANHATTAN BANK, as
                                       Trustee



                                       By:____________________________________
                                          Name:
                                          Title: